                                                              EXHIBIT 10.(xvi)


                      NEVADA   MANHATTAN    MINING,  INC.
                      Mining - Development - Exploration

May 13,1996

Dr. David Weissberg, et al
29 Blair Drive
Huntington, NY 11743

Re: Amendment to Agreement Letter Dated March 25, 1996

Dear David:

         As per our conversation of May 8, 1996 summarizing our mutual agreement to amend the Agreement Letter dated March 25, 1996, relevant to your investment group's Preferred Stock purchase and your subsequent purchase, I reiterate and state for the record the following:

         You and the members of your investment group have agreed to the issuance of Nevada Manhattan Mining Common Stock in exchange for the issuance of the previously agreed upon Preferred Stock in the Company. The Preferred Stock would have been convertible ten (10) shares of Common Stock for each share of Preferred Stock and carrying an 8% dividend rate. We will presently issue the Common Stock (at the convertible rate) and will issue the agreed upon dividends of 8% at the time dividends are issued to the Preferred stockholders to compensate your group for any loss of dividends. Your dividends will be based on your original number of Preferred shares. We anticipate Preferred dividends to be issued December of 1996.

         Your signature below will evidence your confirmation of the attached breakdown of the conversion from Preferred Stock to Common Stock based on the relevant funds which we have received to date.

Please call if you have questions or comments.

Sincerely,                                 Approved and acknowledged,

/s/  CHRISTOPHER D. MICHAELS               /s/  DAVID WEISSBERG
----------------------------------         ------------------------------
Christopher D. Michaels                    David Weissberg
President



          5038 N. PARKWAY CALABASAS, SUITE 100 - CALABASAS, CA. 91302
                      1818) 591-4400 - FAX (818) 591-4411
________________________________________________________________________________
               LOS ANGELES, CALIFORNIA  -  MANHATTAN, NEVADA


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        WEISSBERG INVESTMENT GROUP / NMM PREFERRED STOCK TO COMMON STOCK

NAME                              PREFERRED        COMMON           INVESTED                  INVEST $                 DIVIDEND
Richard Fleischer                  6,000           60,000          $20,000.00
Rosemarie Monticelli               1,500           15,000           $5,000.00
Lou Saslow                         3,000           30,000          $10,000.00
Richard Radoccia                   7,500           75,000          $25,000.00
Christopher Olson                  5,000           50,000          $15,000.00
David Weissberg                   59,500          595,000         $149,921.10
Kelly Potter                         500            5,000
Kaitlin Potter                       500            5,000           $1,259.86
Tom Potter                           500            5,000           $1,259.86
Chris Potter                         500            5,000           $1,259.86
Andrew Weissberg                   1,000           10,000           $2,519.73
William Weissberg                  1,000           10,000           $2,519.73

         Total                                                    $235,000.00         $235,000.00


David Weissberg                    9,000           90,000          $22,500.00
Steven Weinberg                    1,000           10,000           $2,500.00
         Total                                                     $25,000.00          $25,000.00

Sandra Murer                         600            6,000            1,500.00
Julie Potter                       1,000           10,000           $2,500.00
Jane Zimmet                        2,000           20,000           $5,000.00
Total                                                               $9,000.00           $9,000.00

TOTAL                             100,100       1,001,000                             $269,000.00